EXHIBIT 10.64

October 30, 2007

EDGAR ONLINE, INC

50 Washington St.

Norwalk, CT 06854

Ladies and Gentlemen:

It is mutually agreed that the financing agreement entered into between us dated April 5, 2007 as amended or supplemented (the “Financing Agreement”) is amended effective September 30, 2007 as follows:

Section 6.9 of the Financing Agreement is amended by decreasing the Tangible Net Worth amount to a deficit $1,200,000 and increasing the Working Capital deficit amount to $3,000,000. The amended section shall now read as follows:

“6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement (a) cause to be maintained at the end of each fiscal quarter (i.e., December, March, September, September), Tangible Net Worth in an amount not less than a deficit $1,200,000 and (b) cause to be maintained at the end of each such fiscal quarter, a Working Capital deficit of not more than $3,000,000.”

In consideration of our agreement to amend the Financing Agreement as set forth above, you hereby agree to pay us a fee of $10,000 which is fully earned and chargeable to your account as of the date hereof.

Except as hereinabove specifically set forth the Financing Agreement, shall continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, NC.

By:	/s/ Ian Brown
Ian Brown
Vice President

AGREED:

EDGAR ON LINE, INC.

BY:	/s/ Greg Adams
Name	Greg Adams
Title:	COO & CFO